UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

SPARTAN ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 258-0947
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 28, 2018, Spartan Energy Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the shares of Class A common stock and warrants comprising the units commencing on October 1, 2018. Those units not separated will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “SPAQ.U,” and each of the shares of Class A common stock and warrants that are separated will trade on the NYSE under the symbols “SPAQ” and “SPAQ WS,” respectively.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated September 28, 2018

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018

SPARTAN ENERGY ACQUISITION CORP.

By:	/s/ James Crossen
Name:	James Crossen
Title:	Chief Financial Officer and Chief Accounting Officer

2